UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2020

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32639	36-3898269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities filed pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	TGTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this report, on June 18, 2020, the stockholders of TG Therapeutics, Inc. (the “Company” or “TG”) voted at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) to approve an amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2012 Stock Incentive Plan (the “Incentive Plan”) to increase the shares of common stock available for issuance under the Incentive Plan by 8,000,000 shares from 18,000,000 to 26,000,000 and to remove a provision indicating that no incentive stock options may be issued under the Incentive Plan after the tenth anniversary of the original effective date of the Incentive Plan.

The Company’s Board of Directors approved the Plan Amendment on April 24, 2020, subject to stockholder approval at the 2020 Annual Meeting. The Plan Amendment became effective at the time of stockholder approval.

A copy of the Plan Amendment is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02. The material terms of the 2012 Incentive Plan as so amended are described in the Company’s definitive proxy statement on Schedule 14A for the 2020 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting on Thursday, June 18, 2020 at 9:30 a.m. Eastern Time by means of an online meeting platform. Stockholders representing 91,997,546, or 83.5%, of the 110,167,984 outstanding shares were present in person or by proxy, constituting a quorum.  Proxies were solicited by the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  At the 2020 Annual Meeting, Proposals 1, 2, and 3 were approved, while Proposal 4 was not approved.  The four proposals below are described in detail in the Company’s definitive proxy statement on Schedule 14A for the 2020 Annual Meeting filed with the SEC on April 29, 2020.

The results are as follows:

Proposal 1

The votes with respect to the election of the seven directors to hold office until the 2021 annual meeting were as follows:

Director	Votes For	% Voted For	Votes Withheld	% Voted Withheld	Broker Non- Votes
Michael S. Weiss	55,214,471	83.82%	10,660,647	16.18%	26,122,428
Laurence N. Charney	40,375,498	61.29%	25,499,620	38.71%	26,122,428
Yann Echelard	47,511,930	72.12%	18,363,188	27.88%	26,122,428
Kenneth Hoberman	44,233,278	67.15%	21,641,840	32.85%	26,122,428
Daniel Hume	47,531,072	72.15%	18,344,046	27.85%	26,122,428
William J. Kennedy	42,910,401	65.14%	22,964,717	34.86%	26,122,428
Sagar Lonial, MD	60,913,501	92.47%	4,961,617	7.53%	26,122,428

Proposal 2

The vote with respect to the ratification of CohnReznick LLP as TG’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
88,025,232	1,248,631	2,723,683	0

Proposal 3

The vote with respect to the approval of an amendment to the Company’s Amended and Restated 2012 Incentive Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
58,297,379	7,274,044	303,695	26,122,428

Proposal 4

The vote with respect to a shareholder proposal to amend the Company’s articles of incorporation and bylaws to require a majority vote in director elections was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
44,677,296	20,639,169	558,653	26,122,428

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment to TG Therapeutics, Inc. Amended and Restated 2012 Incentive Plan.

101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG THERAPEUTICS, INC.
(Registrant)

Date: June 24, 2020	By:	/s/ Sean A. Power
	Name:	Sean A. Power
	Title:	Chief Financial Officer